Filed Pursuant to Rule 424(b)(3)
Registration No. 333-175989

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 3 DATED APRIL 1, 2015

TO THE PROSPECTUS DATED MARCH 12, 2015

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Dividend Capital Diversified Property Fund Inc., dated March 12, 2015, as supplemented by Supplement No. 1, dated March 12, 2015, and Supplement No. 2, dated March 26, 2015 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. The purpose of this Supplement is to disclose the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from March 1 through March 31, 2015, for each of our classes of common stock.

Monthly Pricing Information (unaudited)

Below is the NAV per share, as determined in accordance with our valuation procedures, for each business day from March 1 through March 31, 2015.

Date	NAV per Share

	Class E	Class A	Class W	Class I
March 2, 2015	$7.18	$7.18	$7.18	$7.18
March 3, 2015	$7.18	$7.18	$7.18	$7.18
March 4, 2015	$7.18	$7.18	$7.18	$7.18
March 5, 2015	$7.18	$7.18	$7.18	$7.18
March 6, 2015	$7.18	$7.18	$7.18	$7.18
March 9, 2015	$7.18	$7.18	$7.18	$7.18
March 10, 2015	$7.19	$7.19	$7.19	$7.19
March 11, 2015	$7.19	$7.19	$7.19	$7.19
March 12, 2015	$7.19	$7.19	$7.19	$7.19
March 13, 2015	$7.19	$7.19	$7.19	$7.19
March 16, 2015	$7.19	$7.19	$7.19	$7.19
March 17, 2015	$7.19	$7.19	$7.19	$7.19
March 18, 2015	$7.19	$7.19	$7.19	$7.19
March 19, 2015	$7.19	$7.19	$7.19	$7.19
March 20, 2015	$7.19	$7.19	$7.19	$7.19
March 23, 2015	$7.30	$7.30	$7.30	$7.30
March 24, 2015	$7.30	$7.30	$7.30	$7.30
March 25, 2015	$7.29	$7.29	$7.29	$7.29
March 26, 2015	$7.29	$7.29	$7.29	$7.29
March 27, 2015	$7.29	$7.29	$7.29	$7.29
March 30, 2015	$7.31	$7.31	$7.31	$7.31
March 31, 2015	$7.31	$7.31	$7.31	$7.31

On any day, our share sales and redemptions are made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.